     RUTGERS-CAMDEN BUSINESS INCUBATOR
LEASE AGREEMENT
     THIS LEASE AGREEMENT (the “Lease”) is made this 1ST day of September 2007 by and between RUTGERS-CAMDEN TECHNOLOGY CAMPUS, Inc., 200 Federal Sheet, Camden, N.J. 08103 (the “Landlord” or “RCTC”) and
Cloud Tech Sensors Inc.
200 Federal St.
2nd Floor, Suite 222
Camden, NJ, 08013
(the “Tenant” or “Client Company”).
WITNESSETH
     WHEREAS, RCTC is a not for profit corporation whose mission is to promote economic development, business growth and foster entrepreneurship;
     WHEREAS, RCTC carries out its mission by maintaining a business incubator at 200 Federal Street and leasing space in its business incubator to companies who seek to participate in its incubator program;
     WHEREAS, Client Company wishes to lease space from RCTC and to participate in the business incubator program;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and obligations of the parties set out herein, the parties further agree, as follows:
     1. Parties: The parties to this Lease Agreement (“Lease”) are the Landlord and the Tenant, who are identified as follows:
Landlord:
Rutgers Camden Technology Campus, Inc.
200 Federal Street
Camden, New Jersey 08103
Tenant:
Cloud Tech Sensors Inc.
200 Federal St.
2nd Floor, Suite 222
Camden, NJ, 08013
     1. Leased Premises: The property which the Landlord leases to Tenant and which Tenant leases from Landlord under this Lease consists Suite No. 222 known as the Rutgers-Camden Business Incubator at Number, 200 Federal Street, 2nd Floor, Camden City, Camden County, New Jersey 08103 (“Leased Premises”).
     2. Use_of Leased Premises: Tenant represents to Landlord that it will use the Leased Premises for the exclusive purpose of operating a medical sensor company business, consistent with the application submitted by the Client Company to RCTC. Tenant shall not use the Leased Premises for any other purposes without the prior written consent from Landlord. In addition, Tenant agrees that its use of the Leased Premises will not violate Local zoning laws, applicable fire or health regulations, or any other local, state or federal law or regulation. Tenant shall comply with the reasonable requirements of the Landlord’s insurer of the building and lands in and upon which the leased Premises are located. Tenant shall not make any use of the property which will adversely affect its insurability or insurance rates.

3.	Term of the Lease/Cancellation: This initial term of this Lease is for one (1) year commencing on September 1, 2007 (the Commencement Date”) and expire on August 3, 2008. Provided Tenant shall not be in default under any provision of this Lease, not in violation of RCTC incubator rules, and all payments owed to RCTC are current, Tenant shall be granted annual options to extend the term hereof for four (4) additional one year terms consistent with the Terms of this Lease.
4.	Landlord or Tenant may cancel this lease by delivering to the other thirty (30) days prior written notice of cancellation of this Lease (“Cancellation Notice”) prior to August 31, 2008 and each one year anniversary thereafter. Upon the expiration of such thirty (30) day period, this Lease shall terminate and no longer be valid, except that all affirmative obligations of the Tenant under this Lease shall survive the cancellation of the Lease, except for Tenant’s obligation to pay future Rent.

5.	Rental Amount: The total amount of Real Tenant shall pay to the Landlord for Leased Premises is ($1175) per month (the “Rent”). Landlord is entitled to increase the Rent upon the expiration of 12 months from the Commencement Date and each and every subsequent 12 month period from the Commencement Date during the term of this Lease. Landlord shall give Tenant at least 30 days prior written notice of any such rental increase.

6.	Payment of Rent. Landlord shall provide an invoice showing amounts due for rent and any other services provided to Tenant. Invoices shall be supplied on a monthly basis at the first day of the month and Tenant shall have 5 days to pay amounts for Rent and other services incurred as indicated on the invoices. Payment shall be made at the address of the Landlord stated above unless Landlord shall notify Tenant otherwise.
     7. Late Payment Charge: If the Rent is RECEIVED by the Landlord after the Fifth (5th) day of the month, the Tenant shall pay to the Landlord, in addition to the Rent, a 10% late charge, without any notice.
     8. Security: On or before the Commencement Date, Tenant shall deliver to Landlord a security deposit equal to one month’s Rent to be held as a security for the full and faithful performance by Tenant of all required obligations of Tenant under this Lease. Landlord shall have the unrestricted use of these funds and shall not be obligated to pay any interest thereon to Tenant. Landlord may use the security to pay any and all obligations of Tenant to Landlord or others under this Lease, and in such case Tenant shall immediately restore the security deposit to its original amount. The security deposit, less any amounts used to pay Tenant’s obligations under this Lease, shall be returned to Tenant 30 days after Tenant vacates and surrender possession of the Leased Premises to Landlord. Tenant may not offset the deposit against Rent due under this Lease.
     9. Success Fee: Client Company shall fully comply with the RCTC Success fee Policy, attached hereto as Exhibit “A”.
     10. Utilities:
          a. Electric, Heat, and Air Conditioning: Landlord shall provide normal Electricity, heat, and air conditioning which may service the Leased Premises at no cost to Tenant.
          Landlord understands that many high technology companies rely on computers that are left on 24 hours a day and such usage of electricity will not be considered excessive. However, if Landord determines that Client Company is using a disproportionately high amount of utilities or, in the event of a greater than typical increase in the cost of utilities, as determined by Landlord, Landlord may impose a surcharge on Client Company that shall be payable as additional Rent under this Lease, provided prior notice is given to Client Company.
          b. Telephone: Tenant shall make its own arrangements for cellular telephone service and shall be responsible for payment directly to the telephone company provider. All hard line telephonic communications services including service, telephone, fax lines, and other equipment, shall be purchased through Landlord and paid according to the terms of Landlord’s plan and directions as, Landlord has purchased a suite of telephone services which shall be used by all tenants utilizing such services. Such services will be terminated within five (5) days of non-payment without any further notice.
          c. Internet Services: Landlord agrees to provide high speed internet services to Tenant and Tenant agrees to purchase same from Landlord. However, if Tenant uses more than 25% of total available facility internet bandwidth, Landlord may require Tenant to contract separately for Internet Service. DMZ (Demilitarized Zone) access is available for tenants desiring external IPS for development servers. Support of these servers is the responsibility of the Tenant and setup charges do apply. The development servers will meet the following conditions to be granted DMZ access:
Current Anti virus software
No objectionable or illegal content is being hosted.
Machines are not being used for illegal purposes.
Machines are not “production or mission critical” servers of the tenant’s company.
Machines will not be engaged in SPAMing
All service packs and patches are up to date.
          Client Company shall not use wireless internet services and shall pay to RCTC, in the same fashion and timing as rental payments under Paragraph “5” above, $79.00 per month for high speed internet services for use in the Demised Premises. Landlord is entitled to increase amount upon expiration of the twelve (12) months from the Commencement Date. However, such increases shall not exceed 10% in any year and RCTC must give 30 days prior written notice to Client Company of such increases.
          Other conditions – if any machine is expected to be in violation of or expected of taking part in potentially destructive activities, they will be disconnected until deemed safe or in compliance.
          All computer, internet and IT equipment shall be used and maintained in strict compliance with the RCTC’s rules ( amended from time to time) for use of such equipment and may be immediately disconnected and/ or disabled if in violation.
          d. Water and Sewer: Landlord shall provide normal water and sewer to the Leased Premises.
          e. Trash: Landlord shall provide for normal daily trash collection and removal at no cost to Tenant.
          f. Hazardous Materials: In the event the Tenant shall use, generate or store hazardous materials (i.e. paint cans, petroleum oil, etc.) with the Landlord’s prior consent, Tenant shall, at Tenant’s sole expense, be responsible for using and/ or storing them consistent with all laws, regulations, and ordinances. Tenant shall also, at its sole expense be responsible for their disposal in full compliance with all laws, regulations, and ordinances.
     11. Maintenance and Repair of Buildings: The Tenant shall maintain the Leased Premise in as good condition as existed on the Commencement Date, ordinary wear and tear excepted. Tenant shall keep and surrender the Leased Premises in broom, clean and orderly condition. Tenant shall be liable for all cost of repairs, replacements and damages to the Leased Premises during the term of this Lease caused by the acts, negligence, misuse or omissions by Tenant, Tenant’s employees, agents and/or visitors.

     12. Maintenance of Grounds: The Building owner, not Landlord, is responsible for the maintenance of the exterior grounds and for the removal of the snow from driveways, parking areas and sidewalks.
     13. Alterations and Improvements: Tenant shall make no alteration or improvements to the Leased Premises without the prior written consent of the Landlord.
     14. Signs: Tenant shall not erect or place any signs on or outside of the building or outside of its Leased Premises, without the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion. All government approvals required to erect signage shall be obtained at Tenant’s sole cost and expense. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this Lease and shall repair any damage caused by such installation, existence or removal.
     15. Parking: Tenant, its employees, agents and invitees shall make reasonable use of the available parking facilities and shall comply with all rules relating to same.
     16. Locks and Keys: All locks attached to the Demised Premises must be installed by Landlord. Landlord shall provide Tenant with access to the 2nd Floor entrance to the Business Incubator where the Demised Premise is located. Tenant shall return all keys and access cards to Landlord immediately upon expiration or termination of the Lease. Tenant is responsible for all payments regarding keys, locks, locksmith charges and the like.
     17. Landlord’s Right of Entry: Tenant shall permit Landlord and its agents or employees to enter the Leased Premises at all reasonable time and following reasonable notice (except in the event of an emergency) for purposes of inspection, maintenance, or making repairs or alterations or additions, as well as to exhibit the Leased Premise to prospective tenants, or any other person having a legitimate interest therein. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, bat shall not be liable for any loss occupancy or quiet enjoyment while exercising the foregoing rights.
     18. Delivery to Tenant: All deliveries of goods, supplies and equipment to Tenant are the responsibility of Tenant. Landlord shall not be responsible or available for accepting any deliveries to Tenant. Landlord does not operate a shipping and receiving area that is available to the Tenant.
     19. Indemnification and Insurance:
          a. Tenant shall indemnify, hold harmless and defend Landlord from and against any and all costs, expenses, liabilities, judgments, losses, damages, suits, actions, fines, penalties, claims or demands (including reasonable attorney’s fees ), of any kind and asserted by or on behalf of any person, business, independent contractor or governmental authority, arising out of or in any way connected with Tenant’s use of the Demised Premises, and Landlord shall not be liable to Tenant on account of (i) any failure by Tenant to perform my of the agreements, terms, covenants or conditions of the Lease to be performed by Tenant, (ii) any governmental authority, or (iii) any accident, death or personal injury, or damage to property, which shall occur on, about, or within the Business Incubator and Demised Premises except as the same was caused by the willful or negligent act of Landlord, employees or agents. The obligations of the Client Company under this Provision shall survive any expiration or termination of the Lease.
          b. During the term of this Lease or any renewal thereof, Tenant shall at its sole expense maintain comprehensive general liability insurance against claims for personal injury, death or property damage with respect to the Leased Premises, and the building and land on which it is situated, in such adequate amount as shall be reasonably requested by Landlord from time to time, but not less than $1,000,000 for bodily injury and for property damage and $100,000 fire liability, with such insurance company or companies as shall be reasonably satisfactory to Landlord from time to time. All such policies and renewals thereof shall name the Landlord as an additional insured and shall contain a breach of warranty endorsement that the coverage shall not be void as to Landlord for any misrepresentation, act or omission of Tenant. On or before the Commencement Date of the term of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance evidencing coverage required by this Lease. Tenant shall also maintain, at its sole expense all other forms of insurance, and in the amounts, as required under Landlord’s Lease with the New Jersey Economic Development Authority.
          c. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without thirty (30) days prior written notice to Landlord or Tenant, (ii) that any loss otherwise payable to the Landlord shall be payable notwithstanding any act or negligence of the Landlord or Tenant which might otherwise result in the forfeiture of said insurance, (iii) that the insurance company issuing these shall have no right of subrogation against the Landlord, and (iv) that as to the interest of Landlord, the insurance afforded by the policy shall not be invalidated by any breach or violation by Tenant of any of the warranties, declarations or conditions in the policy. Insurance company providing certificates of insurance shall be rated “A” or above with a financial VI or above according to Best Key Rating Guide and Standard and Poor’s Rating Guide.
          d. Tenant shall insure the Leased Premises and Tenant shall insure Tenant’s fixtures, equipment, machinery, tenant improvement and betterment and contents including, but not limited to, all equipment, furnishings and inventory against or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance including sprinkler leakage and rent insurance in such amounts and from such companies as shall be reasonably requested by Landlord from time to time. Landlord shall be the loss payee on the fire policy and an insured on the liability policy.
     20. Waiver of Subrogation: With respect to fire and extended coverage insurance policies of Landlord and Tenant, and only to the extent that such policies permit, Landlord hereby releases Tenant and Tenant hereby releases Landlord from liability for loss or damages on or to the Leased Premises or the contents thereof to the extent such loss or damages is covered by such policies.
     21. Miscellaneous Additional Provisions:
a.	Consistent with its operation of an incubator program, RCTC may from time to time provide business advice to and consult with Client Company either directly or through a third party. In such an event neither RCTC or the third party is responsible for the quality or correctness of the advice and Client Company shall bring no claims against RCTC and or the Third Party, on account of the advice, assistance, consultations, services, etc.

b.	Consistent with it operation of an incubator program, RCTC may, from time to time require periodic information regarding the Client Company’s business. For example, such information may include identification of owners and key employees, the number of employees, amount of capital invested in company, business plans, status of business, revenues, etc. Providing this information is designed to enable RCTC to provide advice to the Client Company. Thus, Client Company shall timely comply with all such requests.

c.	Client Company shall use the Demised Premises consistent with the operation of its business in the context of a shared business incubator environment and shall not disturb, disrupt or interfere with other tenants, incubator management, their guests, contractors and any other activities occurring in the Incubator.

d.	No smoking or use of candles or open flames of any nature are permitted in the Building and in the demised premises at any time.

e.	Actions required to be taken by Landlord under its Lease with the N.J. Economic Development Authority and/ or in compliance with Government orders and laws and regulations shall not be a default or breach of this Lease, shall not be cause for termination by Tenant and shall not subject Landlord to any liability.
     22. Environmental Provisions:
          d. SIC Number: The Standard Industrial Classification Numbers(s) (SIC) of the Tenant is/are ______
          b. Environmental Laws: The Tenant shall at all times comply with all federal, state, county and municipal environmental laws. Landlord shall have the right to enforce Tenant’s compliance with same, to immediately terminate this Lease for Tenant’s violation of same, and to recover for damages, including consequential damages, resulting from such violations.
          c. Environmental Reports: With regard to Tenant’s activities on the Leased Premises:
               (1) Tenant shall promptly provide Landlord with all documentation and correspondence provided to New Jersey Department of Environmental Protection (“NJDEP”) pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1, et seq. and the regulations promulgated thereunder (“Right to Know Act”).
               (2) Tenant shall promptly provide Landlord with all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge-Reports and Notices Act, N.J.S.A, 13:1K-15, et seq. and the regulations promulgated thereunder (“Reports and Notices Act”).
               (3) Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant to any state environmental agency, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or my other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substance.
          d. Activities: Except by express written consent of the Landlord, Tenant shall not possess or permit any person which it employs or with which it deals to possess upon the Leased Premises any hazardous substance or waste to which it would be required to file an environmental report under the preceding paragraph.
          e. ISRA Compliance: Tenant shall, at Tenant’s own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. and the regulations promulgated thereunder (“ISRA”). Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation (the “Bureau”) of the NJDEP. Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Leased Premises which occur during the Term of this Lease, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant’s obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the premises pursuant to ISRA. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation on non- applicability affidavits and shall save harmless from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Leased Premises, or the lands and building in which the Leased Premises are located, which occur during the term of this Lease; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the ISRA Bureau or any other division of NJDEP. Tenant’s obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes which occur during the term of this Lease at the Leased Premises or in, on or under the building and/or the the lands where the Leased Premises is located. This section shall survive the expiration or early termination of this Lease. Tenant’s failure to abide by the terms of this section shall be restrainable by injunction.
          f. Assignment or Subletting: This Lease may not be assigned, nor the Leased Premises sublet, without the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion.
          g. Vacancy: Tenant shall not permit the Leased Premises to be vacant or unoccupied during the Term of the Lease.
     23. Fire or Casualty: If the Leased Premises should be damaged by fire or other casualty during the Term of the Lease:
          a. If the Leased Premises are unfit for tenancy, the Rent shall be abated from the date of the damages until the date of repair of the Leased Premises.
          b. If Landlord’s reasonable estimate of the time required for repair exceeds ninety (90) days, the Landlord or Tenant may terminate the Lease.
          c. Tenant will give full cooperation in permitting repairs, including temporarily vacating the Leased Premises if requested by Landlord.
          d. Any and all insurance proceeds received by Landlord or Tenant on account of damage or destruction to the Leased Premises, less the actual costs fees and expenses incurred in adjusting the loss, shall be applied by Landlord, at Landlord’s sole discretion, to repair, replace, alter, restore or rebuild any part or all of the Leased Premises, unless required by the holder of any mortgage or other encumbrance on the Leased Premises to be applied in reduction of the obligation secured thereby.
     24. Surrender of Possession: Tenant shall vacate and surrender possession of the Leased Premises to Landlord upon expiration of the Term of the Lease, in broom clean and the same condition in which Tenant received it, normal wear and tear excepted.
     25. Waiver of Claims: Except as otherwise provided in this Lease, Tenant agrees that Landlord and Landlord’s trustees, employees, affiliates, board members, officers, agents and servants shall not be liable to Tenant, and Tenant hereby releases said parties from all liability, for any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, visitors or any other person, firm, corporation or entity, in or about or arising out of the Leased Premises, from any cause whatsoever unless resulting from the gross negligence or willful misconduct of Landlord or Landlord’s agents, servants or employees. In no event, whatsoever, shall Landlord be liable to Tenant for any consequential or incidental damages or penalties or fines incurred or imposed upon Tenant during the term of the Lease. In no event will Client Company bring any claim against any employee, agent, officer, board member, contractor, of Landlord in his or her personal capacity.
     26. Landlord’s Obligations: Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Leased Premises, and upon termination of that ownership, Tenant, except as to any obligations which have then matured shall look solely to Landlord’s successor in interest in the Leased Premises for the satisfaction of each and every obligation of Landlord hereunder.

     27. Landlord’s Liability: Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Leased Premises for the satisfaction of any claim, remedy or cause accruing to Tenant as a result of the breach of any action of Lease by Landlord.
     28. Events of Default: Tenant shall be in default under this Lease upon the happening of any of the following events:
          a. Tenant’s failure to pay the Rent or any other charge for which it may be liable, or any portion of it, for a period extending fifteen (15) days or more after its due date, without the need for demand or notice from Landlord.
          b. Seizure of the Tenant’s Leasehold interest by execution or other legal process.
          c. Tenant making an assignment for the benefit of creditors, or filing a voluntary petition of bankruptcy.
          d. Tenant failing to obtain dismissal of an involuntary bankruptcy petition within sixty (60) days of its filing.
          e. Any misrepresentation or warranty made by Tenant is determined to be false or incorrect in any material respect.
          f. Tenant failing to obey or breaching any of the rules and regulations adopted by the Landlord concerning Tenant’s use of the Leased Premise and the a parking lot, land and building where the Leased Premises is located, or any amendments or modification to such rules and regulation and any and all rules relating to the business incubator program.
          g. If Tenant has abandoned the Leased Premises or if the Leased Premises shall be permitted to become vacant for more than 30 consecutive days.
          h. Tenant’s habitual late payment of Rent, which shall for purposes of this Lease deemed to mean the Tenant’s failure or late payment of Rent three (3) times in any twelve (12) month period.
          i. Tenant recording this lease or any memorandum of Lease or a copy there of without the prior written consent of Landlord.
          j. Tenant subletting all or part of the Leased Premises or assigning Tenant’s rights under this Lease without the prior written consent of Landlord.
          k. Tenant’s failure to comply with any other provisions of the Lease extending thirty (30) days or more after delivery of notice to Tenant of its non-compliance.
     29. Landlord’s Remedies: In the event of Tenant’s default, Landlord shall have the following rights, any one or more of which may be exercised by Landlord without limit and in such order, or concurrently, as Landlord may decide in Landlord’s sole discretion:
          a. Landlord may (but shall not be required to) perform for the account of Tenant any such default of Tenant and immediately recover as additional rent any expenditure made and the amount of an obligations incurred in connection therewith, plus interest at the rate of eight percent (8%) per annum;
          b. Landlord may accelerate all rent and additional rent due for the term of this Lease and declare the same to be immediately due and payable;
          c. Landlord, at its option, may serve notice upon Tenant that this lease shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) business days after the date of such notice, without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any terms, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void. Thereupon, Tenant shall immediately quit and surrender to Landlord the leased Premises, and Landlord may enter into and repossess the Leased Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution or damages thereof. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Leased Premises shall be relet;
          d. Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Leased Premises and any part thereof and attempt in its own name to relet all or any part of such Leased Premises for and upon such terms and to such persons, firms, or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any Instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages.
          e. Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. Landlord shall have the right of distraint upon Tenant’s goods upon adequate notice consistent with due process.
          f. Landlord shall have the right to institute a dispossession action by summary proceeding to evict Tenant and shall be entitled to receive in such proceedings all Rents and additional rents due and owing by Tenant under this Lease, together with all costs and expenses, including reasonable attorney’s fees, incurred by Landlord in enforcing the terms, conditions and provisions of this Lease.
          g. Nothing contained herein shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled under this Lease at law or in equity.
          h. The right and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies and no one of them, whether or not exercised by Landlord, shall be deemed to be an exclusion of any of the others, and may be exercised by Landlord in any manner or order as Landlord shall elect in its sole discretion.
          i. In the event Tenant fails to vacate the Leased Premises upon the expiration of this or any extended term hereunder or upon early termination of this lease, Tenant shall pay to Landlord double the monthly rental payment for the month in which this Lease expired or terminated as liquidating damages and in the event that Tenant holds over for more than sixty (60) days, the rent for such additional periods shall be double the monthly rental due and payable for the month in which the Lease expired or Landlord may pursue any other remedy.
          j. In addition to all remedies provided herein or by law, Tenant shall pay to Landlord its reasonable attorney’s fees and costs, including court costs, incurred as a result of Landlord’s enforcement of any term, condition or provision of this Lease, whether or not suit is filed by Landlord.
     30. Governing Law: This Lease shall be governed, construed and enforced in accordance with the laws of the State of New Jersey. All actions hereunder shall be brought in the Superior Court of New Jersey with venue in Camden County.
     31. Notices: Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease, such notices shall be in writing and shall be served personally or forwarded by certified mail, return receipt requested, postage prepaid, addressed in the case of Landlord to the address stated in the first section of this Lease, attention Frank S. Keith, Executive Director, and in the case of the Tenant, to the address of the Leased Premises. Either party may change its address to which such notice shall he delivered by giving written notice of such change to the other party as herein provided. Service of any notice shall be effective upon delivery. If the certificate mail is returned undeliverable, then service shall be effective upon the date of mailing of such notice by regular United States postal service, postage prepaid.
     32. Entire Contract; Amendment: This Lease contains all the agreements, conditions, understanding and representations and warranties made between Landlord and Tenant with respect to the subject matter hereof and may not be amended or modified orally in any manner other than by agreement in writing, signed by both parties hereto or their respective successors in interest. The acceptance or depositing of any payment delivered by Tenant to Landlord i) before the commencement of this Lease shall not be deemed or construed as an acceptance or execution of this Lease by the Landlord, or ii) if after commencement of this Lease, as a waiver of any of Landlord’s right and remedies hereunder or at law or in equity.
     33. Parties Bound: The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of a successor or assign of Tenant without the prior written consent by Landlord.
     34. No Recording: Tenant may not record this Lease or any memorandum of the Lease without Landlord’s prior written consent. Tenant’s failure to strictly comply with this section shall be deemed a default by Tenant under this Lease and Tenant shall be liable to Landlord for all costs, including reasonable attorney’s fees, incurred by Landlord to remove such Lease or memorandum of Lease of record.
     35. Rules and Regulations: Tenant agrees to comply with the rules and regulations established by the Landlord from time to time, which Landlord agrees will be applied uniformly to all tenants. Tenant acknowledges and agrees that a violation of any rule or regulation established by Landlord hereunder shall be deemed a default by Tenant under this Lease. The existing rules and regulations, as amended from time to time, will be distributed to Tenant separately, from time to time.
     36. Business Interruption: Landlord shall not be responsible to Tenant for any damage or inconvenience caused by interruption of business or inability to occupy or use the Leased Premises for any reason whatsoever.
     37. Severability: If any provision of this Lease shall prove to be invalid, void or illegal, it shall in no way affect any other provision hereof and the remaining provisions shall nevertheless remain in full force and effect.
     38. Use of Information in Advertising: Landlord and any agent employed by Landlord shall be permitted to utilize the name of Tenant or user of the Leased Premises, and other general information about the Tenant in advertising and promotional material utilized by Landlord.
     39. Abandoned Property: Any property of Tenant remaining at the Leased Premises on or after the date of expiration or early termination of this Lease is subject to the following:
          a. Landlord may, without the obligation to do so, remove and store the Tenant’s property. However, Tenant shall be required to pay Landlord any and all sums due under the Lease, together with the cost of removing Tenant’s property in order to redeem Tenant’s property;
          b. If Tenant’s property has not been redeemed within 15 days of the expiration or early termination of the Lease or Tenant’s abandonment of the Leased

Premises, then Tenant agrees that for purposes of this Lease Landlord may consider such property as abandoned by the Tenant;
          c. Tenant agrees that Landlord may move and dispose of all abandoned property by the Tenant without any obligation or liability to Tenant and Landlord shall not be accountable to Tenant for the use of proceeds of sales of such abandoned property;
          d. In any event, whatsoever, Tenant agrees that Landlord shall have no liability for loss, theft or damage of Tenant’s property remaining in the Leased Premises at the expiration or early termination of the Lease. It is Tenant’s responsibility to insure Tenant’s property in accordance with Paragraph 18 herein.
     40. Condition Precedent: As an express condition precedent for the effectiveness of this Lease, Tenant must have signed and delivered to Landlord the “Agreement to Enter Rutgers-Camden Business Incubator Program.”
     41. Waiver of Jury Trial: Landlord and Tenant waive trial by jury in any matter pertaining to this Lease, except for a personal injury or property damage claim.
     42. Right to Quiet Enjoyment: Landlord agrees that if Tenant pays the Rent and all other sums due under this Lease and is not in default under any of the terms or provisions of this Lease, then it may peaceably and quietly have, hold and enjoy the premises for the term of this Lease.
     43. Nonwaiver by Landlord: Failure of Landlord to insist upon a strict performance of any term, condition or covenant in this Lease shall not be deemed a waiver of any right or remedies that Landlord may have, shall not prevent Landlord from enforcing its rights at a later time (unless Landlord has waived such right in writing) and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants contained in this Lease.
     Copy Received: Tenant hereby acknowledges receiving a copy of this Lease,
     IN WITNESS WHERREOF, the parties agree to be legally bound and have set their hands and seal this
12th day of September, 2007.

WITNESSED/ATTESTED:		TENANT:

Cloud Tech Sensors Inc.

/s/ James L. Tricon
Signature
President & CEO
Title

ATTESTED:		LANDLORD: Rutgers Camden Technology Campus, Inc.

/s/ Stephanie Stahl	By:	Frank S Keith

/s/ Frank S Keith
Signature
Executive Director
Title